Exhibit 10.12

VEHICLE LEASE EXTENSION AGREEMENT

Today’s Date: 11/29/06	Contract # 063004-1

This Second Vehicle Lease Extension Agreement is entered into between: Deecembra Diamond (“LESSEE”) and EXPEDITION HOLDINGS, INC., hereinafter called the “Company”, organized and operating under the laws of the State of Florida.

THE PARTIES HEREBY MUTUALLY AGREE AS FOLLOWS:

EXTENSION OF LEASE TERM- The Lessee and Company hereby agree to extend the Term of this Lease Agreement for an additional period of 6 months beginning on January 1, 2007 until June 30, 2007. The amount of the fixed lease is 6 payments of $550.00 per month plus tax. LESSEE shall pay a late charge of 5% of the payment after the monthly lease payment is 10 days past due.

All other provisions of this Lease shall remain in effect.

NOTICE TO LESSEE:

1. DO NOT SIGN THIS AGREEMENT BEFORE YOU READ AND UNDERSTAND IT.

2. YOU ARE ENTITLED TO A COMPLETED COPY OF THIS AGREEMENT.

3. YOUR SIGNATURE INDICATES YOU HAVE READ THE ENTIRE AGREEMENT AND HAVE RECEIVED A COMPLETED COPY.

FAILURE TO RENEW THIS CONTRACT OR RETURN VEHICLE ON THE DUE DATE WILL RESULT IN THE VEHICLE BEING REPORTED AS STOLEN AND YOU MAY BE CONVICTED OF A FELONY AND BE FINED AND IMPRISONED. YOU ARE RESPONSIBLE FOR ALL COSTS INCURRED.

IN WITNESS WHEREOF, on this date the parties hereto have executed this Lease Agreement:

/s/ Deecembra Diamond LESSEE: Deecembra Diamond		11/29/06 Date

/s/ Jerry Keller Company: Expedition Holdings, Inc.	President Title	11/29/06 Date